UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2003 (August 14, 2003)

(Exact name of registrant as specified in its charter)

Delaware	1-3671	13-1673581
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3190 Fairview Park Drive, Falls Church, Virginia	22042-4523
(Address of principal executive offices)	(Zip Code)

(703) 876-3000
(Registrant’s telephone number, including area code)

Item 5. Other Events

     On August 14, 2003 General Dynamics Corporation (the “Corporation”) consummated the sale of $700,000,000 aggregate principal amount of 4.500% notes due 2010 and $400,000,000 aggregate principal amount of 5.375% notes due 2015. The notes were sold pursuant to the Corporation’s Registration Statement on Form S-3 (Registration No. 333-104293), which was filed with the Securities and Exchange Commission on April 3, 2003 and declared effective on May 5, 2003. The net proceeds of the sale will be used to repay a portion of the borrowing under the Corporation’s commercial paper program. The following exhibit is filed in connection with the consummation of the transaction.

Item 7. Financial Statements and Exhibits

     (c) Exhibits.

Exhibit 4.1 -	Third Supplemental Indenture, dated as of August 14, 2003, among General Dynamics Corporation, the Guarantors named therein and The Bank of New York, as Trustee (includes (i) Form of 4.500% Note due 2010 and (ii) Form of 5.375% Note due 2015).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GENERAL DYNAMICS CORPORATION

by	/s/ John W. Schwartz
John W. Schwartz Vice President and Controller (Authorized Officer and Chief Accounting Officer)

Dated: August 14, 2003